Exhibit 99.1

NEWS RELEASE

ALTUS MIDSTREAM ANNOUNCES THIRD-QUARTER 2019 RESULTS

•	Altus continues to execute at a high level, achieving operational and financial objectives set at the beginning of the year; G&P volumes up 29% from 2Q19;

•	Completed construction on all three cryogenic processing units, with the first two fully operational at a nameplate capacity of 400 MMcf/day; Unit three will add 200 MMcf/day; and

•	Has exercised options on all four long-haul pipelines; pipeline equity income ramping up.

HOUSTON, Oct. 30, 2019 – Altus Midstream Company (NASDAQ: ALTM) today announced its results for the three-month period ending Sept. 30, 2019.

The company reported a third-quarter 2019 net loss including noncontrolling interests of $8.2 million. This includes a number of GAAP reporting items that can affect the comparability of results. Excluding those items, Adjusted EBITDA for the third quarter 2019 was approximately $18 million. Gathering and processing volumes for the period averaged 467 million cubic feet per day, approximately 73% of which was rich gas.

Capital Investments during the quarter were $610 million, which includes $570 million for the joint venture pipelines, comprising the exercise of the Shin Oak natural gas liquids pipeline option in July and capital calls for Altus’ ownership in GCX, Permian Highway, Shin Oak and EPIC.

CEO Comment

“Altus is performing well, and we continue to execute on our plan. Our first two joint venture pipeline projects came online as expected and are beginning to make a significant contribution to the company’s earnings. We also have ample liquidity to fund our business through and past the start-up of the Permian Highway pipeline in early 2021,” said Clay Bretches, Altus Midstream CEO and president.

Infrastructure Update

Altus’ second cryogenic processing plant entered service on budget and on schedule in July. Unit three was mechanically complete in September and is presently being commissioned, with operational start-up awaiting utility hookups expected late in the fourth quarter. Each unit has a

ALTUS MIDSTREAM ANNOUNCES THIRD-QUARTER 2019 RESULTS

— PAGE 2 of 4

nameplate capacity of 200 million cubic feet per day and the first two plants have demonstrated more than 99 percent ethane recovery operating in full recovery mode, with 100 percent recovery of propane, butanes and heavier liquids.

“Altus continues to focus on third-party volumes in order to fill any excess capacity. Interest from upstream operators and other midstream companies is increasing as we continue to demonstrate best-in-class processing capabilities,” continued Bretches. “We have distinct advantages in the Delaware Basin. First, the SRX processing technology at our Diamond Cryo Complex offers superior recoveries of natural gas liquids, whether it is running in an ethane recovery or rejection mode. This provides Altus the ability to adjust recovery levels nearly in real time in response to market conditions. We also have multiple interconnects on gas and NGL lines, which provides additional optionality to shippers.”

Bretches concluded, “I’m particularly proud of our team’s commitment to safety, with more than 1.8 million manhours on site without a recordable incident during construction of the three cryogenic processing units.”

CFO Comment

“Looking ahead, we anticipate substantially lower capital requirements in 2020 and 2021, although 2020 planning at both Apache and Altus is in progress. We will have essentially completed our investments in the joint venture pipeline projects by early 2021, and our G&P capital will be significantly lower than originally expected to align with anticipated activity at Alpine High and the deferral of the fourth cryo unit,” said Ben Rodgers, Altus Midstream chief financial officer. “Our ability to generate cash is underpinned by the strength of our JV pipelines. The expected ramp in distributable cash flow over the next two years provides the foundation for Altus to return capital to shareholders.”

For updated financial guidance, please refer to the investor presentation released today at www.altusmidstream.com/investors.

ALTUS MIDSTREAM ANNOUNCES THIRD-QUARTER 2019 RESULTS

— PAGE 3 of 4

Conference Call

Altus will host its third-quarter 2019 results conference call Thursday, Oct. 31, 2019, at 1 p.m. Central time. The conference call will be webcast from Altus’ website at www.altusmidstream.com/investors, and the webcast replay will be archived there as well. The conference call will also be available for playback by telephone for one week beginning Oct. 31 at approximately 6 p.m. Central time. To access the telephone playback, dial (855) 859-2056 or (404) 537-3406 for international calls. The conference access code is 2985186.

About Altus Midstream Company

Altus Midstream Company is a pure-play, Permian-to-Gulf Coast midstream C-corporation. Through its consolidated subsidiaries, Altus owns substantially all of the gas gathering, processing and transportation assets servicing production from Apache Corporation (NYSE, Nasdaq: APA) in the Alpine High play in the Delaware Basin, owns equity interests in four Permian-to-Gulf Coast pipelines, and has the option to acquire a 50 percent equity interest in the Salt Creek NGL pipeline. Altus posts announcements, operational updates, investor information and press releases on its website, www.altusmidstream.com.

Additional information

Additional information follows, including a reconciliation of Adjusted EBITDA and Capital Investments (non-GAAP financial measures) to the GAAP measures.

Non-GAAP financial measures

Altus’ financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA, Capital Investments and Distributable Cash Flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Wherever a non-GAAP financial measure is disclosed in this earnings release, the non-GAAP measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

ALTUS MIDSTREAM ANNOUNCES THIRD-QUARTER 2019 RESULTS

— PAGE 4 of 4

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Altus Midstream’s and Apache’s operations, including statements about our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our Annual Report Form 10-K for the fiscal year ended December 31, 2018, and in our Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Contacts

Media:	(713) 296-7276 Phil West
Investors:	(281) 302-2286 Gary Clark
Website:	www.altusmidstream.com

ALTUS MIDSTREAM COMPANY

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In thousands)

For the Quarter Ended September 30, 2019
REVENUES:
Midstream services revenue—affiliate	$34,009

Total revenues	34,009

COSTS AND EXPENSES:
Operations and maintenance	13,063
General and administrative	3,242
Depreciation and accretion	11,710
Impairments	9,338
Taxes other than income	3,239

Total costs and expenses	40,592

OPERATING LOSS	(6,583)
Unrealized derivative instrument loss	(3,769)
Interest income	617
Income from equity method interests, net	1,564

Total other loss	(1,588)
Financing costs, net of capitalized interest	522

NET LOSS BEFORE INCOME TAXES	(8,693)
Deferred income tax benefit	(505)

NET LOSS INCLUDING NONCONTROLLING INTERESTS	(8,188)
Net income attributable to Preferred Unit limited partners	17,480

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(25,668)
Net loss attributable to Apache limited partner	(20,804)

NET LOSS ATTRIBUTABLE TO CLASS A COMMON SHAREHOLDERS	$(4,864)

5

ALTUS MIDSTREAM COMPANY

SUPPLEMENTAL FINANCIAL INFORMATION AND OPERATING STATISTICS

(Unaudited)

(In thousands)

SUMMARY CASH FLOW INFORMATION

For the Quarter Ended September 30, 2019
Net cash provided by operating activities	$17,748
Net cash used in investing activities	(617,349)
Net cash provided by financing activities	225,275

SUMMARY BALANCE SHEET INFORMATION

September 30, 2019
Cash and cash equivalents	$2,594
Other current assets	47,378
Property, plant and equipment, net	1,443,050
Equity method interests	1,094,564
Other assets	74,249

Total assets	$2,661,835

Current liabilities	$56,378
Long-term debt	235,000
Deferred credits and other noncurrent liabilities	136,473
Redeemable noncontrolling interest—Apache limited partner	1,251,370
Redeemable noncontrolling interest—Preferred Unit limited partners	538,413
Shareholders' equity	444,201

Total liabilities, noncontrolling interests, and shareholders' equity	$2,661,835

Common shares outstanding at the end of the period:
Class A Common Stock, $0.0001 par value	74,929
Class C Common Stock, $0.0001 par value	250,000

SUMMARY OPERATING STATISTICS

For the Quarter Ended September 30, 2019
Throughput for natural gas assets (MMcf/d)
Rich wellhead gas	340
Lean wellhead gas	127

Total throughput	467

6

ALTUS MIDSTREAM COMPANY

NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of net income including noncontrolling interests to Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) including noncontrolling interests before financing costs (net of capitalized interest), interest income, income taxes, depreciation, and accretion and adjust such items, as applicable, from income from our equity method interests. We also exclude (when applicable) impairments, unrealized gains or losses on derivative instruments, and other items affecting comparability of results to peers. Our management believes Adjusted EBITDA is useful for evaluating our operating performance and comparing results of our operations from period-to-period and against peers without regard to financing or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) including noncontrolling interests or any other measure determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Additionally, our computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The GAAP measure used by the Company that is most directly comparable to Adjusted EBITDA is net income (loss) including noncontrolling interests. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income (loss) including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income (loss) including noncontrolling interests. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Our definitions of Adjusted EBITDA may not be comparable to similarly titled measures of other companies in our industry, thereby diminishing its utility.

Our management compensates for the limitations of Adjusted EBITDA as an analytical tool, by reviewing the comparable GAAP measure, understanding the differences between Adjusted EBITDA as compared to net income (loss) including noncontrolling interests and incorporating this knowledge into its decision-making processes. Our management believes that investors benefit from having access to the same financial measures that the Company uses in evaluating operating results.

For the Quarter Ended September 30, 2019
Net loss including noncontrolling interests	$(8,188)
Add:
Financing costs, net of capitalized interest	522
Deferred income tax benefit	(505)
Depreciation and accretion	11,710
Impairments	9,338
Unrealized derivative instrument loss	3,769
Equity method interests Adjusted EBITDA	2,707
Other	644
Less:
Interest income	617
Income from equity method interests	1,564

Adjusted EBITDA (Non-GAAP)	$17,816

Reconciliation of costs incurred in midstream activity to Capital Investments

Management believes the presentation of Capital Investments is useful for investors to assess Altus' expenditures related to our midstream capital activity. We define Capital Investments as costs incurred in midstream activities (including our proportionate share of capital in relation to equity method interests), adjusted to exclude asset retirement obligations revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures. Management believes this provides a more accurate reflection of Altus' cash expenditures related to midstream capital activity and is consistent with how we plan our capital budget.

For the Quarter Ended September 30, 2019
Costs incurred in midstream activity
Property, plant and equipment, gross	$41,242
Equity method interests	569,634

$610,876

Reconciliation of costs incurred to midstream Capital Investments:
Asset retirement obligations incurred and revisions	$(904)
Asset retirement obligations settled	—

Total Capital Investments	$609,972

Other midstream activity
Cash distributions received from equity method interests	$3,391

7